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Exhibit 10.18

DIRECTORS COMPENSATION

Nonemployee directors receive compensation for their board service. That compensation is comprised of:

Annual Retainer:	$40,000, which may be converted into deferred stock units or deferred under the Directors Stock Plan
Audit Committee Chair Retainer:	$20,000 annually
Other Committee Chair Retainer:	$5,000 annually
Audit Committee Member Retainer:	$5,000 annually
Attendance Fees:	$1,500 per board and committee meeting, plus reimbursement of reasonably incurred expenses
Equity Compensation:
One-time grant of 5,000 shares of restricted stock upon joining the IHS Inc. board (to be changed as of December 1, 2005 to a one-time grant of restricted stock units equal to $80,000 fair market value on the grant date), a grant of 3,000 shares of restricted stock for fiscal year 2004, a grant of 4,500 shares of restricted stock for fiscal year 2005 and annual grants of restricted stock units commencing on December 1, 2005 equal to $50,000 fair market value on the grant date thereafter

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  Exhibit 10.18
DIRECTORS COMPENSATION